EXHIBIT 99.1

Title:	EQUITY-BASED AWARD GRANT POLICY

Policy:	It is the policy of KB Home (the “Company”) that all equity-based awards will be granted in strict compliance with applicable law and the terms of each relevant plan.

Purpose:	This policy is intended to ensure such compliance and to provide clarity as to how grants of equity-based awards will be made.

Scope:	This policy will apply to all equity-based awards granted by the Company. Unless the context otherwise requires, “equity-based awards” herein will refer to compensatory grants of (a) options on Company stock, (b) restricted shares of Company stock and (c) any other right or instrument which is, or the value of which is principally based on or derived from, a security of the Company (collectively, “Award(s)”).

Applicability:	This policy applies to all of the Awards that may be granted by the Company.
Procedure:
1.	Terms and Conditions Applicable to All Awards
1.1.	Grant Date: The grant date for each Award will be the date on which the Board of Directors (the “Board”) or Management Development and Compensation Committee (the “MDCC”) approves the Award grant unless the Board or MDCC by written resolution sets a later grant date. The Board or MDCC will be referred to herein as the “Granting Body”.

1.2.	Exercise Price: The exercise price of a relevant Award will be as specified in the resolution approving the Award grant and will not be less than the price of the Company’s stock as provided in the plan under which the grant is made on the Grant Date (e.g., closing price). If, for any reason, the approval resolution does not specify the exercise price, the exercise price will be the price of the Company’s stock as provided in the plan on the Grant Date.

1.3.	Exercisability: All Awards granted hereunder will vest and expire (including expiration after termination of employment) as specified in the relevant plan or in the particular agreement governing the grant.

1.4.	Exceptions and Amendments: Any grant of an Award with terms that are not in accordance with this policy must be approved by the Granting Body by written resolution and must be consistent with the relevant plan and applicable law. Any amendment or variation of terms to any outstanding Award must be approved by written resolution of the Granting Body, including, without limitation, any extension of terms for stock option exercises and/or accelerated or continued vesting of stock options relating to terminated or retired employees. The Granting Body will consult with Company Counsel (as defined below) as to the accounting and tax implications of any such proposed exceptions or amendments, and, as appropriate, Company Counsel will consult with the Company’s Administrator (as defined below), the Tax Department and the Accounting Department in connection therewith.
2.	Approval Procedures — General
2.1.	All Awards and the terms thereof (including the identity of the grantee, the Grant Date, the amount of the Award and the exercise price, if applicable) will be approved by resolution of the Granting Body to the extent permitted by the relevant plan and by applicable law. Granting authority may not be delegated to any member of Company management.

2.2.	The MDCC will consist only of Board members (“Directors”) who qualify as both “non-employee Directors” under SEC Rule 16b-3 and “outside Directors” under IRC Section 162(m). The Nominating and Governance Committee (or a similar committee of the Board) will review the qualifications of the MDCC members annually.

2.3.	All Award grant recommendations prepared in accordance with Section 3 below will be circulated to the Granting Body in the form of a written resolution at least two business days prior to the related meeting.

2.4.	Annual Awards to existing employees will be granted on a pre-set date, e.g. in conjunction with a MDCC meeting held in October of each year, unless otherwise set by the Granting Body.

2.5.	Periodic Awards, such as Awards for new hires or promoted employees, or incentive awards, will be approved by the Granting Body at the first regularly scheduled meeting thereof following the date of the event giving rise to the grant.

2.6.	Notwithstanding Sections 2.4 and 2.5 above, the Granting Body will avoid approving grants and setting any Grant Dates within fifteen (15) days prior to regularly scheduled earnings announcements or any other regularly scheduled disclosures by the Company of material non-public information. In such circumstances, the Granting Body will defer approval of grants until its next regularly scheduled meeting or designate by written resolution a Grant Date for any affected grants that is at least twenty-one (21) days after an announcement or disclosure occurs.

2.7.	Minutes of each meeting of a Governing Body at which Awards are considered will be taken by an attorney from the Company’s legal staff (“Company Counsel”). Such minutes will be approved at the following scheduled meeting of the Granting Body, or earlier if practicable.

2.8.	The Granting Body will refrain from using unanimous written consents (“UWCs”) for Awards. If the Granting Body must use UWCs, all signatures of the members of the Granting Body must be received by Company Counsel and the Administrator on or prior to the Grant Date.

2.9.	Company Counsel will be designated as having responsibility for ensuring that this policy is adhered to (including compliance of plan documents with this policy and applicable law), advising the Granting Body as to all relevant legal matters concerning the scope of the Granting Body’s responsibilities and will attend relevant meetings of the Granting Body at the time grants are made. The Company Counsel will prepare all UWCs and will be responsible for securing certifications as required under IRC Section 162(m). Company Counsel will also have such other responsibilities and duties as directed or requested from time to time by the Granting Body with respect to the subject matter of this policy.
3.	Approval Procedures — Specific Grants
3.1.	The senior officer responsible for the Company’s Human Resources function (the “Administrator”) or, in the absence of such an officer, the Chief Executive Officer of the Company (“CEO”), will compile proposed grants of Awards to new and/or existing employees and will submit such proposed grants to the Granting Body for consideration in accordance with Section 2.4 and 2.5 above, as applicable.

3.2.	Grants of Awards to the CEO will be approved by the MDCC. The Board will be notified as to the amount of the grant.

3.3.	Grants of Awards for employees will be submitted to the Granting Body for consideration based on the written recommendation of the Administrator. Grants of Awards for new hires will be submitted to the Granting Body in accordance with Section 2.5 above. The Granting Body will approve grants of awards based on the Administrator’s recommendations and in its business judgment.

3.4.	To the extent appropriate, the Granting Body may employ outside compensation consultants (including outside legal counsel) in connection with any activities that are subject to this policy. Any such consultants will be hired by and report directly to the Granting Body and may, as appropriate, work with, but not report to, the Company’s Human Resources Department.

3.5.	The Grant Date for Awards to non-employee Directors, and the amount and nature of such Awards, will be determined as set forth in the plan covering non-employee Director’s compensation. Any changes to Awards for non-employee Directors or exceptions to the terms provided in the relevant plan governing the granting of, or the amount or nature of, Awards to any non-employee Director, will be approved by written resolution by the Nominating and Corporate Governance Committee (or a similar committee of the Board).
4.	Internal Controls
4.1.	The Administrator or, in the absence of an Administrator, the CEO, will notify the Legal Department, Corporate Accounting Department and the Internal Audit Department of all approved grants of Awards. A copy of the approval resolution will be forwarded by the Administrator to the Legal Department, Corporate Accounting and Internal Audit within two (2) business days after the approval of the grants. The Company Counsel will also forward a copy of minutes of meetings at which an Award was approved to the Administrator, Corporate Accounting and Internal Audit promptly after the relevant Chair of the Granting Body has approved such minutes. The Accounting Department will review grants for adherence to the approval requirements, and for related financial reporting compliance with U.S. generally accepted accounting principles (“GAAP”). Without limiting the foregoing, the Administrator will notify the Legal Department to ensure timely reporting of grants on prescribed forms to the Securities and Exchange Commission (the “SEC”).

4.2.	The Human Resources Department in combination with the Accounting Department will be responsible for the accurate recordkeeping of Awards.

4.3.	When new Award grants are recorded in the grant database and prior to preparing Award agreements for distribution, the Administrator or a designee will audit the grant database records to verify that:
a.	Aggregate shares granted matches the total shares approved for grant as stated in the approval resolution.

b.	Individual grant recipients and amounts correspond to those stated in the applicable approval resolution.

c.	The Grant Date recorded is the approval date or the later date specified by the applicable Granting Body in the approval resolution.

d.	The exercise price recorded complies with the definition thereof contained in the relevant plan and is consistent with the approval resolution.

e.	Terms relating to exercisability (vesting, expiration, and termination provisions) comply with the grant guidelines of this policy and the terms of the relevant plan.
4.4.	Quarterly, the Human Resources Department will generate reports from the grant database, accounting and payroll systems and confirm that grants for terminated employees have been removed in accordance with the plan document.

4.5.	On the last business day of each fiscal quarter, the Human Resources Department will generate relevant grant reports from the grant database of all outstanding grants and reconcile the information to the Administrator’s records. The reports will be approved by the Administrator or a designee and forwarded to the Accounting Department on the first (1st) business day of the month following the end of the fiscal quarter. The reports will be used to calculate the stock-based compensation in accordance with GAAP and recorded. The calculation will be reviewed and approved by the Chief Accounting Officer or a designee.

4.6.	The Internal Audit Department will perform periodic audits of grant procedures, newly issued grants, the Administrator’s process, and the processes employed for the creation and filing of SEC Forms 3, 4, and 5 and the annual proxy statement, and any other matter as directed by the Audit and Compliance Committee (or a similar committee of the Board).

4.7.	Company Counsel will have responsibility for ensuring that grants do not exceed available capacity under the relevant plan, or otherwise do not violate the relevant plan. The Administrator and Accounting

Department will provide Company Counsel such data as Company Counsel may need to fulfill the foregoing responsibility. A certification from Company Counsel will be forwarded to the Accounting and Human Resources Department in accordance with deadlines established by Corporate Accounting. Company Counsel will report at least annually to the MDCC as to such compliance.
5.	Training and Communication
5.1.	Training programs will be established and developed by the Human Resources Department and provided to relevant grant administration, human resources, legal, internal audit, tax and accounting/finance personnel. The training programs will cover the grant process, applicable tax provisions, relevant financial accounting principles under GAAP, and SEC reporting requirements.

5.2.	Approved grants and the material terms thereof will be timely communicated in accordance with Section 7 below.
6.	Grant Agreements
6.1.	The Administrator will maintain documentation related to the approval of grants and evidence of the corresponding Grant Dates, including a list of grant agreements currently in use and the plan and grant recipients to which the agreements are applicable.

6.2.	The Administrator and Company Counsel will review all standard forms of grant agreement and other standard grant package information on an annual basis for any necessary changes.

6.3.	Any changes to the standard grant agreement forms must be approved by the MDCC.
7.	Grant Package Distribution
7.1.	Grant packages will include the following documentation:
a.	Grant agreement.

b.	Congratulatory letter from the CEO or the CEO’s designee (except with respect to grants to the CEO). The letter to the CEO will be from the Chairman of the MDCC.

c.	Instructions on how to obtain the plan prospectus, plan document and other relevant materials online and/or from the Administrator.

7.2.	Grant packages to Award recipients will be distributed and returned to the Company within four (4) weeks of when grants are approved. Grants will be voided or cancelled if documents are not returned within four (4) weeks. A certification from the Administrator will be prepared and distributed attesting as to the executed grant agreements that have been received and the specific grants that have been voided. A copy of the certification will be forwarded to Granting Body, Company Counsel, the Accounting Department and Internal Audit within two (2) business days after the end of the four (4) week notification period.